UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 262-7123

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 15, 2023, Cocrystal Pharma, Inc. (the “Company”) received written notice from Merck Sharp & Dohme LLC (“Merck”) of Merck’s election to terminate the Exclusive License and Research Collaboration Agreement (the “Agreement”), dated January 2, 2019, by and between the Company and Merck, with respect to the collaboration with Merck on the development of influenza A/B antiviral compounds. The termination of the Agreement is effective on March 14, 2024. According to Merck’s termination notice, Merck determined there were no existing conditions to continue the collaboration. The termination resulted from the inability to develop the compounds to meet a specific aspect of Merck’s program.

Under the terms of the Agreement, Merck funded research and development of influenza A/B antiviral agents at the Company and Merck, including clinical development at Merck, protecting intellectual property, and Merck was responsible for worldwide commercialization of any products derived from the collaboration. Further, the Company received an upfront payment of $4,000,000 in January 2019 and was eligible to receive milestone payments related to designated development, regulatory and sales milestones, as well as royalties on product sales. In January 2021, the Company announced it had completed all research obligations under the Agreement, and that Merck was then solely responsible for further development of the influenza A/B antiviral compounds that were discovered in the collaboration. The pending patent applications on compounds covered by the Agreement and previously filed by Merck on behalf of both companies remain in place.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023

Cocrystal Pharma, Inc.

	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer and Co-Chief Executive Officer